Exhibit 99.1

Infinera Corporation Reports Second Quarter 2023 Financial Results

San Jose, Calif., August 9, 2023 - Infinera Corporation (NASDAQ: INFN) today released financial results for its second quarter ended July 1, 2023.
GAAP revenue for the quarter was $376.2 million compared to $392.1 million in the first quarter of 2023 and $358.0 million in the second quarter of 2022.
GAAP gross margin for the quarter was 38.0% compared to 37.5% in the first quarter of 2023 and 30.5% in the second quarter of 2022. GAAP operating margin for the quarter was (3.8)% compared to (2.4)% in the first quarter of 2023 and (11.1)% in the second quarter of 2022.
GAAP net loss for the quarter was $(20.3) million, or $(0.09) per diluted share, compared to net loss of $(8.4) million, or $(0.04) per diluted share, in the first quarter of 2023, and net loss of $(55.7) million, or $(0.26) per diluted share, in the second quarter of 2022.
Non-GAAP gross margin for the quarter was 39.3% compared to 38.8% in the first quarter of 2023 and 36.1% in the second quarter of 2022. Non-GAAP operating margin for the quarter was 2.8% compared to 3.5% in the first quarter of 2023 and 0.4% in the second quarter of 2022.
Non-GAAP net loss for the quarter was $(0.7) million, or $(0.00) per diluted share, compared to non-GAAP net income of $5.7 million, or $0.02 per diluted share, in the first quarter of 2023, and non-GAAP net loss of $(10.1) million, or $(0.05) per diluted share, in the second quarter of 2022.
A further explanation of the use of non-GAAP financial information and a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure can be found at the end of this press release.
Infinera CEO David Heard said, “The second quarter was another solid quarter in which revenue, margins, and earnings per share beat consensus estimates and came in above the mid-point of our outlook range. On a year-over-year basis, we grew revenue by 5% in the quarter and 10% in the first half of the year, and expanded quarterly gross margin by more than 300 basis points. We continued to win new strategic deals with major telecom service providers and hyperscale customers in the Systems business and have received additional orders for our Subsystems business as well.”
“While the second half industry outlook is cautious with customers working down inventory and slowing the pace of new technology investments, we remain confident in our plan to deliver earnings per share expansion in 2023 on our path to generating at least a $1 per share in earnings by 2025-2026,” continued Mr. Heard.
Financial Outlook
Infinera's outlook for the quarter ending September 30, 2023, is as follows:
•Revenue is expected to be $376 million +/- $15 million.
•GAAP gross margin is expected to be 37.5% +/- 150 bps. Non-GAAP gross margin is expected to be 39.0% +/- 150 bps.
•GAAP operating expenses are expected to be $161 million +/- $2 million. Non-GAAP operating expenses are expected to be $141 million +/- $2 million.
•GAAP operating margin is expected to be (5.5)% +/- 250 bps. Non-GAAP operating margin is expected to be 1.5% +/- 250 bps.
•GAAP net loss per share is expected to be $(0.13) +/- $0.04. Non-GAAP net loss per share is expected to be ($0.02) +/- $0.04.
Second Quarter 2023 Investor Slides Available Online
Investor slides reviewing Infinera's second quarter of 2023 financial results will be furnished to the U.S. Securities and Exchange Commission (SEC) on a Current Report on Form 8-K and published on Infinera's Investor Relations website at investors.infinera.com prior to the second quarter of 2023 earnings conference call. Analysts and investors are encouraged to review these slides prior to participating in the conference call webcast. A copy of this press release can be found at investors.infinera.com.

Conference Call Information
Infinera will host a conference call for analysts and investors to discuss its results for the second quarter of 2023 and its outlook for the third quarter of 2023 today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Interested parties may register for the conference call at https://conferencingportals.com/event/Ekkapgtu. A live webcast of the conference call will also be accessible from the Events section of Infinera’s website at investors.infinera.com. Replay of the audio webcast will be available at investors.infinera.com approximately two hours after the end of the live call.

Contacts:
Media: Anna Vue Tel. +1 (916) 595-8157 avue@infinera.com	Investors: Amitabh Passi, Head of Investor Relations Tel. +1 (669) 295-1489 apassi@infinera.com
About Infinera
Infinera is a global supplier of innovative open optical networking solutions and advanced optical semiconductors that enable carriers, cloud operators, governments, and enterprises to scale network bandwidth, accelerate service innovation, and automate network operations. Infinera solutions deliver industry-leading economics and performance in long-haul, submarine, data center interconnect, and metro transport applications. To learn more about Infinera, visit www.infinera.com, follow us on Twitter and LinkedIn, and subscribe for updates. Infinera and the Infinera logo are registered trademarks of Infinera Corporation.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Infinera's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or the negative of these words or similar terms or expressions that concern Infinera's expectations, strategy, priorities, plans or intentions. Such forward-looking statements in this press release include, without limitation, Infinera’s future business plans, strategy and growth opportunities, including progress against strategic priorities and milestones; Infinera's expectations regarding future customer behavior; expectations regarding Infinera’s future performance; expectations regarding Infinera's earnings per share in 2023 and 2025-2026; and Infinera's financial outlook for the third quarter of 2023. These forward-looking statements are based on estimates and information available to Infinera as of the date hereof and are not guarantees of future performance; actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include demand growth for additional network capacity and the level and timing of customer capital spending and excess inventory held by customers beyond normalized levels; delays in the development, introduction or acceptance of new products or in releasing enhancements to existing products; aggressive business tactics by Infinera’s competitors and new entrants and Infinera's ability to compete in a highly competitive market; supply chain and logistics issues, including delays, shortages, components that have been discontinued and increased costs, and Infinera's dependency on sole source, limited source or high-cost suppliers; dependence on a small number of key customers; product performance problems; the complexity of Infinera's manufacturing process; Infinera's ability to identify, attract, upskill and retain qualified personnel; challenges with our contract manufacturers and other third-party partners; the effects of customer and supplier consolidation; dependence on third-party service partners; Infinera’s ability to respond to rapid technological changes; failure to accurately forecast Infinera's manufacturing requirements or customer demand; the effects of public health emergencies; Infinera’s future capital needs and its ability to generate the cash flow or otherwise secure the capital necessary to meet such capital needs; the effect of global and regional economic conditions on Infinera’s business, including effects on purchasing decisions by customers; the adverse impact inflation and higher interest rates may have on Infinera by increasing costs beyond what it can recover through price increases; restrictions to our operations resulting from loan or other credit agreements; the impacts of any restructuring plans or other strategic efforts on our business; our international sales and operations; the impacts of foreign currency fluctuations; the effective tax rate of Infinera, which may increase or fluctuate; potential dilution from the issuance of additional shares of common stock in connection with the conversion of Infinera's convertible senior notes; Infinera’s ability to protect its intellectual property; claims by others that Infinera infringes on their intellectual property rights; security incidents, such as data breaches or cyber-attacks; Infinera's ability to comply with various rules and regulations, including with respect to export control and trade compliance, environmental, social, governance, privacy and data protection matters; events that are outside of Infinera's control, such as natural disasters, violence or other catastrophic events that could harm Infinera's operations; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in Infinera's periodic reports filed with the SEC, including its Annual Report on Form 10-K for the year ended

December 31, 2022, as filed with the SEC on February 27, 2023, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.
Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures that exclude in certain cases stock-based compensation expenses, amortization of acquired intangible assets, restructuring and other related costs, inventory related charges, warehouse fire loss (recovery), litigation charges, foreign exchange (gains) losses, net, and income tax effects. Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, the non-GAAP financial measures presented in this press release are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for revenue, gross margin, operating expenses, operating margin, net income (loss) and net income (loss) per common share prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.
For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the table titled “GAAP to Non-GAAP Reconciliations” and related footnotes.
Infinera has included forward-looking non-GAAP information in this press release, including an estimate of certain non-GAAP financial measures for the third quarter of 2023 that excludes stock-based compensation expense, amortization of acquired intangible assets and restructuring and other related costs. Please see the section titled “GAAP to Non-GAAP Reconciliation of Financial Outlook” below for specific adjustments.

Infinera Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2023	June 25, 2022	July 1, 2023	June 25, 2022
Revenue:
Product	$299,624	$284,852	$614,444	$552,305
Services	76,604	73,133	153,859	144,554
Total revenue	376,228	357,985	768,303	696,859
Cost of revenue:
Cost of product	188,166	204,122	386,840	387,009
Cost of services	41,733	38,421	84,680	76,380
Amortization of intangible assets	3,537	6,229	7,093	12,460
Restructuring and other related costs	—	13	—	163
Total cost of revenue	233,436	248,785	478,613	476,012
Gross profit	142,792	109,200	289,690	220,847
Operating expenses:
Research and development	79,346	78,635	160,388	152,046
Sales and marketing	41,624	35,329	83,331	71,153
General and administrative	31,159	30,150	60,394	58,040
Amortization of intangible assets	3,523	3,667	7,112	7,413
Restructuring and other related costs	1,431	1,133	2,221	8,403
Total operating expenses	157,083	148,914	313,446	297,055
Loss from operations	(14,291)	(39,714)	(23,756)	(76,208)
Other income (expense), net:
Interest income	717	104	1,188	157
Interest expense	(7,387)	(7,252)	(14,187)	(12,244)
Other gain (loss), net	7,170	(3,520)	18,126	2,500
Total other income (expense), net	500	(10,668)	5,127	(9,587)
Loss before income taxes	(13,791)	(50,382)	(18,629)	(85,795)
Provision for income taxes	6,472	5,339	10,044	11,776
Net loss	$(20,263)	$(55,721)	$(28,673)	$(97,571)
Net loss per common share:
Basic	$(0.09)	$(0.26)	$(0.13)	$(0.46)
Diluted	$(0.09)	$(0.26)	$(0.13)	$(0.46)
Weighted average shares used in computing net loss per common share:
Basic	225,922	215,509	224,159	213,846
Diluted	225,922	215,509	224,159	213,846

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages)
(Unaudited)

	Three Months Ended						Six Months Ended
	July 1, 2023		April 1, 2023		June 25, 2022		July 1, 2023		June 25, 2022
Reconciliation of Gross Profit and Gross Margin:
GAAP as reported	$142,792	38.0%	$146,898	37.5%	$109,200	30.5%	$289,690	37.7%	$220,847	31.7%
Stock-based compensation expense(1)	2,881		2,276		2,594		5,157		4,483
Amortization of acquired intangible assets(2)	3,537		3,556		6,229		7,093		12,460
Restructuring and other related costs(3)	—		—		13		—		163
Inventory related charges(4)	—		—		11,045		—		13,712
Warehouse fire recovery(5)	(1,475)		(510)		—		(1,985)		—
Non-GAAP as adjusted	$147,735	39.3%	$152,220	38.8%	$129,081	36.1%	$299,955	39.0%	$251,665	36.1%

Reconciliation of Operating Expenses:
GAAP as reported	$157,083		$156,363		$148,914		$313,446		$297,055
Stock-based compensation expense(1)	15,116		13,375		15,189		28,491		26,239
Amortization of acquired intangible assets(2)	3,523		3,589		3,667		7,112		7,413
Restructuring and other related costs(3)	1,431		790		1,133		2,221		8,403
Litigation charges (6)	—		—		1,350		—		1,350
Non-GAAP as adjusted	$137,013		$138,609		$127,575		$275,622		$253,650

Reconciliation of Income (Loss) from Operations and Operating Margin:
GAAP as reported	$(14,291)	(3.8)%	$(9,465)	(2.4)%	$(39,714)	(11.1)%	$(23,756)	(3.1)%	$(76,208)	(10.9)%
Stock-based compensation expense(1)	17,997		15,651		17,783		33,648		30,722
Amortization of acquired intangible assets(2)	7,060		7,145		9,896		14,205		19,873
Restructuring and other related costs(3)	1,431		790		1,146		2,221		8,566
Inventory related charges(4)	—		—		11,045		—		13,712
Warehouse fire recovery(5)	(1,475)		(510)		—		(1,985)		—
Litigation charges(6)	—		—		1,350		—		1,350
Non-GAAP as adjusted	$10,722	2.8%	$13,611	3.5%	$1,506	0.4%	$24,333	3.2%	$(1,985)	(0.3)%

	Three Months Ended			Six Months Ended
	July 1, 2023	April 1, 2023	June 25, 2022	July 1, 2023	June 25, 2022
Reconciliation of Net Income (Loss):
GAAP as reported	$(20,263)	$(8,410)	$(55,721)	$(28,673)	$(97,571)
Stock-based compensation expense(1)	17,997	15,651	17,783	33,648	30,722
Amortization of acquired intangible assets(2)	7,060	7,145	9,896	14,205	19,873
Restructuring and other related costs(3)	1,431	790	1,146	2,221	8,566
Inventory related charges(4)	—	—	11,045	—	13,712
Warehouse fire recovery(5)	(1,475)	(510)	—	(1,985)	—
Litigation charges (6)	—	—	1,350	—	1,350
Foreign exchange (gains) losses, net(7)	(8,047)	(9,383)	3,778	(17,430)	(1,811)
Income tax effects(8)	2,567	399	650	2,966	1,066
Non-GAAP as adjusted	$(730)	$5,682	$(10,073)	$4,952	$(24,093)

Reconciliation of Adjusted EBITDA (9):
Non-GAAP net income (loss)	$(730)	$5,682	$(10,073)	$4,952	$(24,093)
Interest expense	7,387	6,800	7,252	14,187	12,244
Income tax effects	3,904	3,174	4,689	7,078	10,710
Depreciation	12,739	12,457	11,238	25,196	22,833
Non-GAAP as adjusted	$23,300	$28,113	$13,106	$51,413	$21,694

Net Income (Loss) per Common Share - Basic:
U.S. GAAP as reported	$(0.09)	$(0.04)	$(0.26)	$(0.13)	$(0.46)
Non-GAAP as adjusted	$(0.00)	$0.03	$(0.05)	$0.02	$(0.11)

Net Income (Loss) per Common Share - Diluted:
U.S. GAAP as reported	$(0.09)	$(0.04)	$(0.26)	$(0.13)	$(0.46)
Non-GAAP as adjusted	$(0.00)	$0.02	$(0.05)	$0.02	$(0.11)

Weighted Average Shares Used in Computing Net Income/(Loss) per Common Share:
Basic	225,922	222,393	215,509	224,159	213,846
Diluted(10)	225,922	229,404	215,509	228,502	213,846

(1)Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three Months Ended			Six Months Ended
	July 1, 2023	April 1, 2023	June 25, 2022	July 1, 2023	June 25, 2022
Cost of revenue	$2,881	$2,276	$2,594	$5,157	$4,483
Total cost of revenue	2,881	2,276	2,594	5,157	4,483
Research and development	6,200	5,623	6,652	11,823	11,493
Sales and marketing	4,071	3,594	4,047	7,665	6,814
General and administration	4,845	4,158	4,490	9,003	7,932
Total operating expenses	15,116	13,375	15,189	28,491	26,239
Total stock-based compensation expense	$17,997	$15,651	$17,783	$33,648	$30,722
(2)Amortization of acquired intangible assets consists of developed technology and customer relationships acquired in connection with the acquisitions of Coriant and Transmode AB. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP gross profit, operating expenses and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.
(3)Restructuring and other related costs are primarily associated with Infinera's restructuring of certain international research and development operations, the reduction of operating costs and the reduction of headcount. In addition, this includes accelerated amortization on operating lease right-of-use assets due to the cessation of use of certain facilities. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.
(4)Inventory related charges were incurred as a result of the exit from certain product lines in connection with restructuring initiatives. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and their exclusion provides a better indication of Infinera's underlying business performance.
(5)Warehouse fire losses were incurred due to inventory destroyed in a warehouse fire in the third quarter of fiscal year 2022. Recoveries are recorded when they are probable of receipt. Management has excluded the impact of this loss and subsequent recoveries in arriving at Infinera's non-GAAP results as it is non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.
(6)Litigation charges are associated with the settlement of litigation matters. Management has excluded the impact of this charge in arriving at Infinera's non-GAAP results because it is non-recurring, and management believes that this expense is not indicative of ongoing operating performance.
(7)Foreign exchange (gains) losses, net, have been excluded from Infinera's non-GAAP results because management believes that this expense is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.
(8)The difference between the GAAP and non-GAAP tax provision is due to the net tax effects of the purchase accounting adjustments, acquisition-related costs and amortization of acquired intangible assets. Management believes the exclusion of these tax effects provides a better indication of Infinera's underlying business performance.
(9)Adjusted EBITDA is a non-GAAP supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss or cash flow from operations, as determined by GAAP. Infinera's adjusted EBITDA is calculated by excluding the above non-GAAP adjustments, interest expenses, income tax effects and depreciation expenses. Management believes that adjusted EBITDA is an important financial measure for use in evaluating Infinera's financial performance, as it measures the ability of our business operations to generate cash.
(10)The non-GAAP diluted shares include the potentially dilutive securities from Infinera's stock-based benefit plans and convertible senior notes excluded from the computation of dilutive net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. These potentially dilutive securities are added for the computation of diluted net income per share on a non-GAAP basis in periods when Infinera has net income on a non-GAAP basis as its inclusion provides a better indication of Infinera's underlying business performance. Refer to the Diluted earnings per share reconciliation presented below.

For purposes of calculating non-GAAP diluted earnings per share, we used the following net income (loss) and weighted average common shares outstanding (in thousands):

	Three Months Ended			Six Months Ended
	July 1, 2023	April 1, 2023	June 25, 2022	July 1, 2023	June 25, 2022
Non-GAAP net income (loss) for basic earnings per share	$(730)	$5,682	$(10,073)	$4,952	$(24,093)
Interest expense related to the convertible senior notes, net of tax	—	—	—	—	—
Non-GAAP net income (loss) for diluted earnings per share	$(730)	$5,682	$(10,073)	$4,952	$(24,093)

Weighted average basic common shares outstanding	225,922	222,393	215,509	224,159	213,846
Dilutive effect of restricted and performance share units	—	3,428	—	2,445	—
Dilutive effect of employee stock purchase plan	—	—	—	106	—
Dilutive effect of 2024 convertible senior notes(1)	—	—	—	—	—
Dilutive effect of 2027 convertible senior notes(2)	—	—	—	—	—
Dilutive effect of 2028 convertible senior notes(3)	—	3,583	—	1,792	—
Weighted average dilutive common shares outstanding	225,922	229,404	215,509	228,502	213,846

Non-GAAP net income (loss) per common share:
Basic	$(0.00)	$0.03	$(0.05)	$0.02	$(0.11)
Diluted	$(0.00)	$0.02	$(0.05)	$0.02	$(0.11)

(1)For the three-months ended July 1, 2023, and June 25, 2022, there were 9.0 million and 40.8 million shares, respectively, excluded from the calculation of diluted net income (loss) per share, due to their anti-dilutive effect.
(2)For the three-months ended July 1, 2023, and June 25, 2022, there were 26.1 million and 26.1 million shares, respectively, excluded from the calculation of diluted net income (loss) per share, due to their anti-dilutive effect.
(3)For the three-months ended July 1, 2023 and June 25, 2022, there were no shares excluded from the calculation of diluted net income (loss) per share.

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands)
(Unaudited)

Free Cash Flow
We define free cash flow as net cash provided by (used in) operating activities in the period minus the purchase of property and equipment made in the period.
Free cash flow is considered a non-GAAP financial measure under the SEC’s rules. Management believes that free cash flow is an important financial measure for use in evaluating Infinera's financial performance, as it measures our ability to generate additional cash from our business operations. Free cash flow should be considered in addition to, rather than as a substitute for, net loss as a measure of our performance or net cash provided by (used in) operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations. Therefore, we believe it is important to view free cash flow as supplemental to our entire statement of cash flows.

	Three Months Ended			Six Months Ended
	July 1, 2023	April 1, 2023	June 25, 2022	July 1, 2023	June 25, 2022
Net cash provided by (used in) operating activities	$1,420	$(1,769)	$(72,419)	$(349)	$(56,631)
Purchase of property and equipment	(10,773)	(16,809)	(10,667)	(27,582)	(26,726)
Free cash flow	$(9,353)	$(18,578)	$(83,086)	$(27,931)	$(83,357)

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	July 1, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$163,007	$178,657
Short-term restricted cash	2,449	7,274
Accounts receivable, net	325,647	419,735
Inventory	427,386	374,855
Prepaid expenses and other current assets	136,776	152,451
Total current assets	1,055,265	1,132,972
Property, plant and equipment, net	190,596	172,929
Operating lease right-of-use assets	32,104	34,543
Intangible assets	33,558	47,787
Goodwill	227,459	232,663
Long-term restricted cash	1,303	3,272
Other long-term assets	45,852	44,972
Total assets	$1,586,137	$1,669,138
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$279,641	$304,880
Accrued expenses and other current liabilities	116,766	141,450
Accrued compensation and related benefits	71,678	78,849
Short-term debt, net	7,022	510
Accrued warranty	18,793	19,747
Deferred revenue	135,511	158,501
Total current liabilities	629,411	703,937
Long-term debt, net	675,992	667,719
Long-term accrued warranty	16,604	16,874
Long-term deferred revenue	21,549	23,178
Long-term deferred tax liability	2,268	2,348
Long-term operating lease liabilities	42,340	45,862
Other long-term liabilities	30,795	29,573
Stockholders’ equity:
Preferred stock, $0.001 par value Authorized shares – 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value Authorized shares - 500,000 as of July 1, 2023 and December 31, 2022 Issued and outstanding shares - 226,488 as of July 1, 2023 and 220,408 as of December 31, 2022	226	220
Additional paid-in capital	1,942,477	1,901,491
Accumulated other comprehensive loss	(47,259)	(22,471)
Accumulated deficit	(1,728,266)	(1,699,593)
Total stockholders' equity	167,178	179,647
Total liabilities and stockholders’ equity	$1,586,137	$1,669,138

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	July 1, 2023	June 25, 2022
Cash Flows from Operating Activities:
Net loss	$(28,673)	$(97,571)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	39,401	42,706
Non-cash restructuring charges and other related costs	1,155	5,657
Amortization of debt issuance costs and discount	2,108	4,124
Operating lease expense	4,279	4,987
Stock-based compensation expense	33,649	30,722
Other, net	(682)	868
Changes in assets and liabilities:
Accounts receivable	94,216	50,396
Inventory	(53,162)	(22,225)
Prepaid expenses and other current assets	11,377	(31,934)
Accounts payable	(28,023)	2,120
Accrued expenses and other current liabilities	(50,699)	(24,335)
Deferred revenue	(25,295)	(22,146)
Net cash used in operating activities	(349)	(56,631)
Cash Flows from Investing Activities:
Purchase of property and equipment	(27,582)	(26,726)
Net cash used in investing activities	(27,582)	(26,726)
Cash Flows from Financing Activities:
Proceeds from issuance of 2028 Notes, net of discount	98,751	—
Repayment of 2024 Notes	(83,446)	—
Proceeds from asset-based revolving credit facility	—	80,000
Repayment of asset-based revolving credit facility	—	(40,000)
Repayment of mortgage payable	(253)	(245)
Payment of debt issuance cost	(2,030)	(783)
Payment of term license obligation	(5,505)	(3,643)
Principal payments on finance lease obligations	(471)	(577)
Proceeds from issuance of common stock	8,738	8,875
Tax withholding paid on behalf of employees for net share settlement	(1,668)	(2,384)
Net cash provided by financing activities	14,116	41,243
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(8,629)	(5,225)
Net change in cash, cash equivalents and restricted cash	(22,444)	(47,339)
Cash, cash equivalents and restricted cash at beginning of period	189,203	202,521
Cash, cash equivalents and restricted cash at end of period(1)	$166,759	$155,182

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	July 1, 2023	June 25, 2022
Supplemental disclosures of cash flow information:
Cash paid for income taxes, net	$8,983	$4,435
Cash paid for interest	$11,076	$7,995
Supplemental schedule of non-cash investing and financing activities:
Unpaid debt issuance cost	$375	$365
Property and equipment included in accounts payable and accrued liabilities	$16,068	$390
Transfer of inventory to fixed assets	$1,207	$3,705
Unpaid term licenses (included in accounts payable, accrued liabilities and other long-term liabilities)	$10,276	$7,343
(1)     Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets:

	July 1, 2023	June 25, 2022

Cash and cash equivalents	$163,007	$130,856
Short-term restricted cash	2,449	21,142
Long-term restricted cash	1,303	3,184
Total cash, cash equivalents and restricted cash	$166,759	$155,182

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q3'21	Q4'21	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23
GAAP Revenue $(Mil)	$355.8	$400.3	$338.9	$358.0	$390.4	$485.9	$392.1	$376.2
GAAP Gross Margin %	33.2%	35.6%	32.9%	30.5%	34.4%	37.1%	37.5%	38.0%
Non-GAAP Gross Margin %(1)	38.0%	37.2%	36.2%	36.1%	37.8%	38.7%	38.8%	39.3%
GAAP Revenue Composition:
Domestic %	46%	42%	50%	51%	57%	61%	60%	58%
International %	54%	58%	50%	49%	43%	39%	40%	42%
Customers >10% of Revenue	—	—	—	1	1	1	—	1
Cash Related Information:
Cash from Operations $(Mil)	$(13.2)	$1.4	$15.8	$(72.4)	$19.6	$(0.6)	$(1.8)	$1.4
Capital Expenditures $(Mil)	$6.5	$9.1	$16.1	$10.6	$11.0	$8.3	$16.8	$10.8
Depreciation & Amortization $(Mil)	$20.9	$23.4	$21.6	$21.1	$21.3	$19.8	$19.6	$19.8
DSOs(2)	70	82	74	77	66	79	78	79
Inventory Metrics:
Raw Materials $(Mil)	$37.4	$39.4	$41.2	$50.4	$43.5	$48.7	$67.6	$85.4
Work in Process $(Mil)	$54.4	$53.9	$55.4	$58.9	$62.6	$66.6	$71.8	$71.9
Finished Goods $(Mil)	$197.8	$198.1	$195.1	$200.3	$224.9	$259.6	$273.6	$270.1
Total Inventory $(Mil)	$289.6	$291.4	$291.7	$309.6	$331.0	$374.9	$374.9	$427.4
Inventory Turns(3)	3.1	3.5	3.0	3.0	3.0	3.4	2.4	2.2
Worldwide Headcount	3,205	3,225	3,206	3,186	3,199	3,267	3,351	3,365
Weighted Average Shares Outstanding (in thousands):
Basic	209,183	210,908	212,182	215,509	217,620	219,921	222,393	225,922
Diluted	219,262	218,009	287,588	285,968	268,927	258,030	229,404	262,712
(1)Non-GAAP adjustments include stock-based compensation expenses, amortization of acquired intangible assets, restructuring and other related costs, inventory related charges and warehouse fire loss (recovery). For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures. For reconciliations of prior periods that are not otherwise provided herein, see the prior period earnings releases available on our Investor Relations webpage.
(2)Infinera calculates DSO based on 91 days. Fiscal year 2022 was 53 weeks and the fourth quarter of fiscal year 2022 was 98 days. When calculation is based on 98 days, DSO was 85 days for the fourth quarter of fiscal year 2022.
(3)Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue, which is calculated as GAAP cost of revenue less stock-based compensation expense, amortization of acquired intangible assets, restructuring and other related costs, inventory related charges and warehouse fire loss (recovery), as illustrated in the reconciliation of gross profit above, divided by the average inventory for the quarter.

Infinera Corporation
GAAP to Non-GAAP Reconciliation of Financial Outlook
(In millions, except percentages)
(Unaudited)

The following amounts represent the midpoint of the expected range:

Q3'23
Outlook
Reconciliation of Gross Margin:
GAAP	37.5%
Stock-based compensation expense	0.7%
Amortization of acquired intangible assets	0.8%
Non-GAAP	39.0%

Reconciliation of Operating Expenses:
GAAP	$161.0
Stock-based compensation expense	(16.3)
Amortization of acquired intangible assets	(3.3)
Restructuring and other related costs	(0.4)
Non-GAAP	$141.0

Reconciliation of Operating Margin:
GAAP	(5.5)%
Stock-based compensation expense	5.1%
Amortization of acquired intangible assets	1.8%
Restructuring and other related costs	0.1%
Non-GAAP	1.5%

Reconciliation of Net Loss per Common Share - Basic:
GAAP	$(0.13)
Stock-based compensation expense	0.08
Amortization of acquired intangible assets	0.03
Restructuring and other related costs	0.00
Non-GAAP	$(0.02)